EXHIBIT 10.2

                       PROMISSORY NOTE

$175,000                              Date: December 13, 2000


For value received, the undersigned Travel Dynamics, Inc.
("the Promisor") promises to pay to the order of Tom Murphy ("the Payee") of 26226 N. 111th Street, Scottsdale, AZ. 85255, the sum of $175,000 with interest and other incentives under the terms of Exhibit A that is hereby made a part of this note.

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

If any of the following events of default occur, this Note shall become due immediately, without demand or notice:

     1) the failure of the Promisor to pay the principal and any accrued interest full on or before the Due Date, except as addressed in Exhibit A;
     2)   the death of the payee;
     3) the filing of bankruptcy proceedings involving the Promisor as a Debtor;
     4) the application for appointment of a receiver for the Promisor;
     5) the making of a general assignment for the benefit of the Promisor's creditors;
     6)   the insolvency of the Promisor; or
     7) the misrepresentation by the Promisor to the Payee for the purpose of obtaining or extending credit.

In any one or more of the provisions of this Note are determined to be unenforceable in whole or part, for any reason, the remaining provisions shall be fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Promisor waives presentment for payment, protest and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee's option.

This note shall be construed in accordance with the laws of the State of Arizona.

Signed this 13th day of December, 2000, at Scottsdale, Arizona.


Promisor
Travel Dynamics, Inc.


By: /s/ Jim Piccolo
    ----------------------
    Jim Piccolo, President


Witness:

By:

                       PROMISSORY NOTE


$350,000                            Date:  Dec. 13, 2000


For value received, the undersigned Travel Dynamics, Inc. ("the Promisor") promises to pay to the order of Todd Heiner ("the Payee") of 634 East 700 North, Centerville Utah, 84014, the sum of $350,000 with interest and other incentives under the terms of Exhibit A that is hereby made a part of this note.

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

If any of the following events of default occur, this Note shall become due immediately, without demand or notice:
     1) the failure of the Promisor to pay the principal and any accrued interest full on or before the Due Date, except as addressed in Exhibit A;
     2)   the death of the payee;
3) the filing of bankruptcy proceedings involving the Promisor as a Debtor;
4) the application for appointment of a receiver for the Promisor;
5) the making of a general assignment for the benefit of the Promisor's creditors;
6)   the insolvency of the Promisor; or
7) the misrepresentation by the Promisor to the Payee for the purpose of obtaining or extending credit.

In any one or more of the provisions of this Note are determined to be unenforceable in whole or part, for any reason, the remaining provisions shall be fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Promisor waives presentment for payment, protest and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee's option.

This note shall be construed in accordance with the laws of the State of Utah.

Signed this 13th day of December 2000, at Bountiful, Utah


Promisor
Travel Dynamics, Inc.


By:______________________
   Jim Piccolo, President


Witness:

By: __________________




     PAGE 2 OR 2, NOT INCLUDING THE ATTACHED EXHIBIT A.

                         EXHIBIT A.

                   TruWellness Term Sheet
                          Exhibit A
                      December 13, 2000

Lender:             Todd Heiner
                    634 E. 700 N.
                    Centerville, Utah  84014

Amount of Loan:     $350,000 (700,000 units)

Term of Loan:       60 days

Interest Rate:      12% annual rate, payable at the end
                    of 60-day loan period.
                    20% annual rate if loan period extends
                    beyond 75 days.

Stock Incentives:   For every dollar loaned, the lender will
                    receive warrants to purchase TDI's
                    common stock at $.50/share.  Each Unit
                    consists of a Warrant for one share of
                    common stock per Unit.  Minimum
                    subscription is 200,000 units or
                    $100,000.  Identical terms of the TDI
                    Private Offering Memorandum dated August
                    21, 2000.

                    In addition, the stock incentives
                    (warrants) in TDI common stock will be
                    doubled (400,000 units for each $100,000 loaned) to Lender in the event of the loan period extending beyond 60 days.

Additional Incentives:   Lender will receive residual income
                    as follows on an ongoing basis from
                    TruWellness beginning the first month
                    that TruWellness earns revenue from sale of its products and/or services:

                    Percent of Gross Revenue Loan Payback
                    Period
                    2%                  1-60 days
                    3%                  61-90 days
                    5%                  over 90 days

                -     An additional perpetual residual
                   income of 2% of gross revenues will
                   be paid to Lender beginning on the
                   first month that TruWellness achieves
                   monthly gross sales of $8.33 million.
                   The residual income will continue
                   without end even if subsequent
                   monthly sales drop below the $8.33
                   million level.
                -    Gross revenue residual income is paid by TruWellness to
                   Lender in U.S. funds on the 5th day of each month and on a first position or priority basis before all other debts or obligations are met.
                -    There is no end date to any residual incomes to Lender
                   from TruWellness gross revenue from operations.
                -    Residual income of 1% will be applicable in the
                   TruWellness entity if it expands anywhere outside the United States.
                -    Lender and possible three other individuals shall form
                   the Executive Committee of TruWellness and have voting control of Korean operations until their respective loans are fully repaid. Their voting rights will be proportionate to their loan as a percentage of total amount loaned by those individuals to TruWellness.
                -    The aforementioned Executive Committee of TruWellness
                   will provide final approval of initial management and organizational structure of TruWellness Korea operations including but not limited to Korea office location and key local management within the company organization as well as the network marketing organization. Individual members of the Executive Committee recognize the importance of timely action on these matters and will respond to requests within 48 hours.
                -    Residual income derived from TruWellness continues to
                   Lender in the event of a change of control or sale of either TruWellness or TDI to another party.
                -    Lender will be entitled to visit Korea at TDI's expense
                   a minimum of 3 times in 2001. Spouse may accompany Lender on trip(s) if so desired at TDI expense.
                -    In the event of TruWellness closing or substantially
                   reducing Korea operations, TDI agrees to provide Lender with Position Number 12 within TDI's Tru Team compensation program for the United States. The identification number of that position is U85432394. A substantial reduction in operations would be defined as gross revenue in a year that is 70% of any previous year.
                -    Lender reserves the right to have access to and receive
                   copies of TruWellness audited financial statements upon request in a timely manner.
                -    As a member of TDI's Board of Directors, Lender will
                   receive his proportionate share of additional residual income via a favorable position given to the Board in the network marketing downline of the Korean organization.
                -    TDI guarantee's Lender that a minimum of $350,000 of
                   additional investment capital will be raised by the company solely for the benefit of TruWellness operations in Korea. These funds must be secured by TDI via private placement within 60 days of Lender's initial loan. Failure to do so will accelerate Lender's residual income to a minimum of 5% of gross revenue. This provision does not apply if TDI repays all of the principal plus interest owed to Lender before the end of the 60-day period.

                       PROMISSORY NOTE


$175,000                         Date:  Dec. 13, 2000


For value received, the undersigned Travel Dynamics, Inc. ("the Promisor") promises to pay to the order of Olivia Marsh Projects, Limited, ("the Payee") with this legal agent address of 1333 North California Blvd; Suite 525; Walnut Creek, CA 94596, the sum of $175,000 with interest and other incentives under the terms of Exhibit A that is hereby made a part of this note.

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

The Promisor shall cause this document of indebtedness to be filed in its state under the Uniform Commercial Code to secure said debt.

If any of the following events of default occur, this Note shall become due immediately, without demand or notice:
     1) the failure of the Promisor to pay the principal and any accrued interest full on or before the Due Date, except as addressed in Exhibit A;
     2)   the death of the payee;
     3) the filing of bankruptcy proceedings involving the Promisor as a Debtor;
     4) the application for appointment of a receiver for the Promisor;
     5) the making of a general assignment for the benefit of the Promisor's creditors;
     6)   the insolvency of the Promisor; or
     7) the misrepresentation by the Promisor to the Payee for the purpose of obtaining or extending credit.

In any one or more of the provisions of this Note are determined to be unenforceable in whole or part, for any reason, the remaining provisions shall be fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Promisor waives presentment for payment, protest and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee's option.

This note shall be construed in accordance with the laws of the State of Arizona.

Signed this 13th day of December 2000, in San Francisco,
California.


Promisor
Travel Dynamics, Inc.


By:______________________
   Jim Piccolo, President


Witness:

By: __________________

TruWellness Term Sheet
ATTACHMENT A. TO PROMISSORY NOTE

December 13, 2000


Amount of Loan:     $175,000 (350,000 units)

Loan Period:        The loan period commences on the
                    15th of December 2000.

Term of Loan:       60 days

Interest Rate:      12% annual rate, payable at the end
                    of 60-day loan period.
                    20% annual rate if loan period extends
beyond 75 days.
                    28% compounded daily rate if loan period extends beyond 145 days.

Stock Incentives:   For every dollar loaned, the lender will
                    receive warrants to purchase TDI's
                    common stock at $.50/share.  Each Unit
                    consists of a Warrant for one share of
                    common stock per Unit.  Minimum
                    subscription is 200,000 units or
                    $100,000.  Identical terms of the TDI
                    Private Offering Memorandum dated August
                    21, 2000.

                    In addition, the stock incentives
                    (warrants) in TDI common stock will be
                    doubled (400,000 units for each $100,000 of the loaned amount and 300,000 units for the remaining $75,000 of the loaned amount) to Lender in the event of the loan period extending beyond 90 days of the "loan period".

Additional Incentives:   Lender will receive residual income
                    as follows on an ongoing basis from
                    TruWellness beginning the first month
                    that TruWellness earns revenue from sale of its products and/or services:

                    Percent of Gross Revenue Loan Payback
                    Period
                    1%                  1-90 days
                    1.5%                91-120 days
                    2.5%                over 120 days
                    3.0%                over 180 days

                         INITIAL        DATED



                         ATTACHMENT A. PROMISSORY NOTE

               -    Gross revenue residual income is paid by TruWellness to
                 Lender in U.S. funds on the 5th day of each month and on a first position or priority basis before all other debts or obligations are met.
               -    There is no end date to any residual incomes to Lender
                 from TruWellness gross revenue from operations.
               -    Residual income of .5% will be applicable in the
                 TruWellness entity if it expands anywhere outside the United States.
               -    Lender and three other individuals shall form the
                 Executive Committee of TruWellness and have voting control of Korean operations until their respective loans are fully repaid. Their voting rights will be proportionate to their loan as a percentage of total amount loaned by those individuals to TruWellness.
               -    Residual income derived from TruWellness continues to
                 Lender in the event of a change of control or sale of either TruWellness or TDI to another party.
               -    In the event of TruWellness closing or substantially
                 reducing Korea operations, TDI agrees to provide Lender with a very favorable position within TDI's network marketing compensation program for the United States. A substantial reduction in operations would be defined as gross revenue in a year that is 70% of any previous year.
               -    Lender reserves the right to have access to and receive
                 copies of TruWellness audited financial statements upon request in a timely manner.
               -    As a member of TDI's Board of Directors, Lender will
                 receive his proportionate share of additional residual income via a favorable position given to the Board in the network marketing downline of the Korean organization.
               -    TDI guarantee's Lender that a minimum of $175,000 of
                 additional investment capital will be raised by the company solely for the benefit of TruWellness operations in Korea. These funds must be secured by TDI via private placement within 60 days of Lender's initial loan. Failure to do so will accelerate Lender's residual income to a minimum of 2.5% of gross revenue. This provision does not apply if TDI repays all of the principal plus interest owed to Lender before the end of the 60-day period.

                    INITIAL             DATED

PROMISSORY NOTE NO. 1001      $150,000.00 U.S.D

                         VECTOR ONE.

            Promissory Note due October 11, 2002



                     A Legal Obligation


RECITAL
     Tru Dynamics, Inc., a Nevada corporation (herein referred to as the "Borrower"), for value received, hereby promises to pay to Vector One. At the office or agency of the Borrower, 1333 North California Blvd.; Suite 525; Walnut Creek, CA 94596, the principal sum of $150,000.00, ONE HUNDRED FIFTY THOUSAND U.S. DOLLARS, on October 11, 2002, in currency of the United States of America, and to pay interest on said principal sum at the rate so stipulated in the attached Exhibit "Promissory Note Amortization Schedule", at said office or agency, from the 10th day of October, 2000.

SECTION 1- CONFIDENTIALITY

1.1 All business information, trade secrets, know-how, propriety information, data and any of the methods, techniques, or other information furnished or made available to either party by the other, whether directly or indirectly, through the performance of this Promissory Note and whether designed confidential or otherwise is hereinafter "Confidential Information"

1.2 Such Confidential Information is not to be given, sold or disclosed by the either party without the prior written consent of the furnishing party. The receiving party agrees to use its best efforts to maintain the confidentiality of the Confidential Information disclosed to it and shall use no less than the same safeguards as it uses to protect its own Confidential Information of a similar nature. The receiving party shall disclose Confidential Information only to its officers and employees whose duties reasonably require familiarity with such information, and receiving party shall obtain from such officers and employees legally enforceable undertakings not to disclose Confidential Information, or knowledge derived there from, to any third party or to use such information for any purposes other than those contemplated by this Note. Each party shall be required at its own expense to take such legal actions as may be reasonably necessary to enforce such undertakings.

SECTION 2- TERM AND CONDITIONS OF PROMISSORY NOTE

2.1 This Note shall become effective upon the date upon which all the following event has occurred:
     (a). This Note shall have been executed by the parties hereto.

2.2 The Lendor causes the net loan proceeds to be placed as directed by the Borrower and outside of the dominion and control of the Lendor. Net Loan Proceeds shall be defined as the initial amount of the loan, less the legal fees of the Lendor and less US$15,000, (10% of the original gross loan proceeds as a loan origination fee), netting the net loan proceeds.

2.3 This Note shall bear an interest rate of 18%, based on the degree of risk evaluated by the Lendor and said interest rate is calculated to commence from the date of the Borrower receiving said note monies as the Borrower shall so provide within ten calendar days of the Borrower signing this Note or should have signed this note in a reasonable time, whichever date is earlier. The rate of interest, 18%, is to be calculated on a monthly compounding rate throughout the life of the Note. It is agreed that the future value of the loan proceeds, US$150,000.00 at 18% interest, compounded monthly for a 24 month period is US$214,425.42, TWO HUNDRED FOURTEEN THOUSAND FOUR HUNDRED TWENTY-FIVE U.S. DOLLARS AND 42/100. In any attempt at pre-payment of the Note shall, at the Lender's unfettered discretion, cause a pre-payment penalty to be borne by Tru Dynamics, Inc. of an amount equal three months of lost interest.

2.4 The Lender demands and the Borrower agree to provide security against this note and the anticipated interest on the terms and conditions of the Note. Therefore, the Borrower shall cause to be filed a U.C.C. filing to secure the loan for the benefit of the Lendor. One such filing occurs, within a reasonable period of time, the filing shall be sent to the Lendor's address as listed herein.

2.5 In additional consideration of the Lendor making these loan proceeds available to the Borrower, the Borrower also provides that the Lendor shall:

2.51 Be made the immediate top position of Tru Team
     Compensation Tree with compensation to be paid to the Lendor in perpetuity, with the commencement date for the receiving compensation is recognized as retroactive from the inception of the pay plan of on or about June 2000, and said payments shall survive merger or acquisition of the Borrower; and

2.52 Be made the next available position in Dyna-Level
     Compensation Plan to the Lendor in perpetuity and said payments shall survive merger or acquisition of the Borrower; and

2.53 All payments referred to this Section shall be made timely and deemed to be an asset of the Lendor, whether in the form of an accounts receivable, note receivable of the Lendor and/or accounts payable or note payable of the Borrower.

2.6 If the Borrower is deemed to be insolvent or files for bankruptcy, the Lendor has the total and complete right to immediate seek full payment of the entire note, with all fees, costs and accumulated interest for the entire load period, whether said loan period has expired.

SECTION 3- TERMINATION

3.1 In the event that either party fails to perform and material obligation or undertaking to be performed under this Note, and such failure shall not be cured within ninety
(90) days after written notice thereof from the other party, then a default shall have occurred and the other party shall have the right to terminate this Note forthwith by giving written notice of termination to the defaulting party. Upon termination, the Borrower shall be responsible for immediate repayment of the total loan, including reasonable fees and costs incurred by the Lendor related to the termination.

3.2 Upon expiration or termination of this Note, as provided for in this Section of by the operation of law or otherwise, all rights granted to, and obligations undertaken by, the parties hereunder shall terminate immediately except:

3.2.1 Lendor's obligation to pay all amounts accrued hereunder upon or prior to expiration or termination of this Note;

3.2.2 Confidentiality obligations under Section 1 hereof;

3.3 In the event of a termination of this Note by either party pursuant to Sections 3.1 or

3.4 The terminated party shall promptly return the other party the original and return, or certify to the destruction of, all copies of all Confidential Information.


SEPARATE ENTITIES


4.1. The parties hereto are deemed independent of each other with no common forms of ownership, direct or indirect, and shall have no power, nor will either of the parties represent that either has any power, to bind the other party or to assume or to create any obligation of responsibility, express or implied, on behalf of the other party in the other party's name. Neither party shall be considered, nor represented as, the other party's agent.

4.2. This Note shall not be construed as constituting Lender and Tru Dynamics, Inc. as partners or as creating any other form of legal association which would impose liability upon one party for the act or failure to act of the other.

4.3. In the event that any part of this Note shall be determined to be in violation of any statute, rule of law, governmental regulation, decree of a court of competent jurisdiction, or unenforceable for any reason, such part shall be deemed severed from this Note, but the remainder of this Note shall continue in full force and effect.

4.4. The failure of either party to exercise any right or to demand the performance by the other party of duties required hereunder shall not constitute a waiver of any rights or obligations provided for herein.

4.5. Each party shall assume, and be solely responsible for, any and all liability, loss, expense, or damage to property or personal injuries arising out of, or resulting from, violation of this Note by disclosing any Confidential Information provided by the other party hereunder, and the disclosing party shall indemnify and hold the other harmless from and against any liability claim which a third party may have arising out of, or resulting from, violation of this Note by disclosing any Confidential Information.

SECTION 5- GOVERNING LAW & ARBITRATION

5.1 This Note shall be construed, and the legal relations between the parties hereto shall be determined in accordance with, the laws of the country of the Isle of Jersey.

5.2 The parties hereto agree to attempt to settle any dispute, controversy or difference which may arise between them in connection with this Note, or the breach thereof, by friendly discussions. If and when such dispute, controversy or difference is not settled by such means, then such disputes, controversies, or differences shall be finally settled by arbitration in accordance with UNCITRAL rules. Vector One and Tru Dynamics, Inc. will each appoint a separate arbitrator and the third arbitrator shall be chosen by judges of the civil court in St. Helier, Isle of Jersey, where upon the arbitration shall take place. The parties agree to be bound by any award issued as a result of such arbitration and that such award may be enforced by any court of competent jurisdiction. The cost of any arbitration shall be borne by the parties in accordance with the decisions of the arbitrators on this specific matter. Decisions of the arbitrators shall be final and no appeal rights shall exist.

SECTION 6 -FORCE MAJEURE

6.1 Neither party shall be liable to the other for failure or delay in the performance of any of its obligations under this Note for the time and to the extent such failure or delay is caused by riots, civil commotions, wars, hostilities between nations, governmental laws, orders of regulations, embargoes, actions by the government or any agency thereof, acts of God, storms, fires, accidents, labor disputes or strikes, sabotage, explosions or other similar or different contingencies, in each case, beyond the reasonable control of the respective parties. If the performance of any obligation under this Note I delayed owning to Force Majeure for any continuous period of more than six (6) months, the parties hereto shall consult with respect to an equitable solution, including the possible termination of this Note.

SECTION 7 - NOTICE

7.1 Any notice or request required hereunder from one party to the other shall be made by letter, cable, radiogram, telex, facsimile or electronic mail. All such notices or requests shall be delivered or addressed to the party to receive same at the addresses indicated below.

If to Tru Dynamics, Inc.:

James Piccolo, President
Tru Dynamics, Inc.
4150 N. Drinkwater Blvd.
Fifth Floor
Scottsdale, AZ 85251
United States of America

If to Vector One:

Michael B. Nelson, Legal Agent for Vector One
1333 North California Blvd.: Suite 525
Walnut Creek, CA 94596
United States of America

Either party may, by written notice to the other party, change the address to which notices or requests shall be given.

SECTION 8 - ASSIGNMENT OF NOTE

8.1. This Note may not be assigned by either party and shall not pass to the benefit of any trustee in bankruptcy, receiver, or other successor of either party without the written consent of the other party hereto.

SECTION 9 - ENTIRE NOTE & AMENDMENT

9.1. This Note constitutes the entire terms and conditions and understandings of the Note in respect of the subject matter hereof between the parties hereto and supersedes all previous negotiations, commitments and writings, and may not be changed or modified in any manner, orally or otherwise, except by an instrument in writing signed by a duly authorized officer or representative of each of the parties hereto.

9.2. Notwithstanding any other provisions of this Note, this Note's terms and conditions shall not supersede and shall be subject to a prior course of business or customs of either party to this Note. If any part of this Note is held by the judgment of competent authority to be invalid, this Note shall continue and be legally binding and enforceable.

SECTION 10 - COMPLIANCE WITH LAWS

10.1. Both parties agree to perform obligations under this Note in compliance with the applicable laws of the Isle of Jersey and the United States in which those obligations are performed.

IN WITNESS WHEREOF, each of the parties hereto has caused this Note to be executed in duplicate as of the date first above written by its duly authorized officer of representative.


                       Authentication
          This Promissory Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by its Chairman of the Board, President, or one of its Vice Presidents by a facsimile of his signature and by its Treasurer, Secretary, or one of its Assistant Secretaries by a facsimile of his signature and had caused its corporate seal to be affixed hereto or a facsimile thereof imprinted hereon.
          IN WITNESS WHEREOF, Tru Dynamics, Inc., has caused this Promissory Note to be signed by its Chairman of the Board, President, or one of its Vice Presidents by a facsimile of his signature and by its Treasurer, Secretary, or one of its Assistant Secretaries by a facsimile of his signature and had caused its corporate seal to be affixed hereto or a facsimile thereof imprinted hereon.

     Dated: __________________



     Corporate seal
     If required              Tru Dynamics, Inc.
     Under law

                              By:  ___________________________________
                                   Executive of the Board of Directors



                              Attest:
______________________________

------------------------------
     Print name and title



            Form of Certificate of Authentication



          This is Promissory Note 1001 described in the aforementioned.



                              By:

          ____________________________
          James Piccolo, President